Execution Copy

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Consulting Agreement”) is made and entered into between Corbus Pharmaceuticals Holdings, Inc. (the “Company”), and Dr. Mark A. Tepper (the “Consultant”). The Company and the Consultant are referred to herein as the “Parties.”

The Parties understand and agree that the Consultant may revoke his acceptance of this Consulting Agreement and that certain Separation and General Release Agreement (collectively, the “Agreements”) between the Parties at any time within seven (7) business days following Consultant’s execution and delivery of the Agreements to the Company. Provided that Consultant does not revoke or rescind his execution and acceptance of the Agreements, this Consulting Agreement shall become effective on the 8th business day following the date that Consultant executes and delivers the Agreements to the Company (the “Effective Date”).

RECITALS

WHEREAS, the Company is a clinical stage drug development company with the industry’s leading pipeline focused on treating inflammatory and fibrotic diseases through the endocannabinoid system pathways;

WHEREAS, the Consultant is a former founder, owner, officer, and principal of the Company and has historical knowledge about the operation and management of the Company;

WHEREAS, the Company desires to engage the Consultant to provide Services (as defined in Section 1 below); and

WHEREAS, the Consultant is willing to provide such Services to the Company upon the terms and subject to the conditions set forth in this Consulting Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1. Services. During the Term, as defined below, the Consultant shall make himself available, as reasonably necessary, to provide advisory services related to the pre-clinical and clinical development of the Company’s endocannabinoid platform and business development efforts and such other services as requested by the Company, at such times and locations as mutually agreed to by the Parties (the “Services”). The Consultant agrees to perform the Services in a good and workmanlike manner and in accordance with those practices, methods and standards of care, skill and diligence normally provided by professional consultants in the performance of similar services.

2. Independent Contractor Status. The Parties acknowledge and agree that the Consultant’s relationship with the Company is that of an independent contractor and nothing in this Consulting Agreement shall be construed as creating a partnership, joint venture or employer-employee relationship. The Consultant acknowledges that he will not be entitled to any of the benefits that the Company may make available to their employees, such as group insurance, vacation or retirement benefits. The Consultant acknowledges and agrees that he is free from the control and direction of the Company in the means and method of performance of the Services and that the Services are outside the usual course of business of the Company. The Consultant acknowledges and agrees that the Services he is providing may be conducted from wherever he believes is reasonably necessary and at times that are deemed reasonably necessary by the substance of the Services being provided. The Consultant acknowledges and agrees that he is not economically dependent on the consulting relationship which is the subject matter of this Consulting Agreement. The Consultant further acknowledges and agrees that: (i) he is responsible for providing the know-how necessary to perform the Services; (ii) he shall not engage or employ any workers to assist him in the Services; (iii) he is solely responsible for complying with all applicable local, state and federal laws governing self-employed individuals, including, but not limited to, obligations such as payment of federal and state taxes, social security, disability and other contributions attributable to performance of the Services; and (iv) he is solely responsible, and will indemnify and hold the Company and its parent companies, subsidiaries, affiliates, successors and assigns, and their respective directors, officers, members, managers, employees, and agents harmless, for any payment of taxes on compensation that the Consultant receives for the Services.

3. Term and Termination. The term of this Consulting Agreement (the “Term”) shall begin on April 1, 2019 (subject to revocation by the Consultant before the Effective Date) and shall continue until the eighteen (18) month anniversary of this Consulting Agreement, subject to earlier termination for Cause, as defined below. For purposes of this Consulting Agreement, “Cause” means the Consultant’s: (i) material breach of any term or condition of either of the Agreements including but not limited to Sections 5, 7, 8, 9, and 10 of the Consulting Agreement; (ii) conviction of a felony for a crime of moral turpitude or (iii) engagement in fraud or embezzlement.

4. Fee. During the Term, the Company shall pay the Consultant a monthly fee of $33,667.00 for the Services (the “Fee”). The Consultant shall invoice the Company for this fee on a monthly basis at the beginning of each month. All invoices shall be paid within thirty (30) days of receipt. Additionally, the Company will reimburse the Consultant for reasonable out of pocket expenses approved in advance by the Company if greater than one hundred dollars ($100) and incurred in connection with providing the Services, supported by appropriate documentation.

5. Confidentiality. The Consultant acknowledges that the Company possesses, or may in the future possess Confidential Information, as defined below, that has been disclosed to, or has otherwise become known to, the Consultant by virtue of his engagement by the Company. For purposes of this Consulting Agreement, “Confidential Information” means any trade secrets, proprietary information or confidential information of the Company and/or its respective affiliates (collectively “Company Entities”), including without limitation, data, client information, client lists and other financial information, in any and all forms of media whether now known or developed in the future. Confidential Information shall not include any information which (A) is or becomes generally available to the public other than as a result of the Consultant’s breach of the Consultant’s common law or contractual obligations to the Company; (B) becomes available to the public on a non-confidential basis from a source other than the Consultant, provided that such source is not bound by a confidentiality agreement with, or by other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information; or (C) has been or is subsequently independently conceived or developed without use of or reference to the Confidential Information. During the Term and at all times thereafter, the Consultant shall not disclose or use for his own benefit, or for the benefit of any other individual or entity, any Confidential Information, except in the good faith performance of the Services.

6. Defend Trade Secrets Act Whistleblower Immunity. The Consultant understands and acknowledges that he shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Consultant further understands and acknowledges that if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if he files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

7. Ownership of Inventions. The Consultant agrees that all inventions, improvements, discoveries, methods, developments, ideas, data, information, works of authorship, improvements and suggestions, whether patentable or not, made, devised, conceived, developed or perfected by the Consultant alone or with any other person or persons during and in the course of the engagement of the Consultant by the Company and in connection with the Services, which are related to the products or services of the Company, or components thereof, or modified for use by, developed or under development for, or pertaining to the Company’s business (including research and development) and any works of authorship, including but not limited to any and all reports, protocols, publications or compilations of data of every kind and description prepared or devised by the Consultant or under the Consultant’s direction while performing Services and which relate to or arise out of the actual or demonstrably anticipated business activities of the Company (collectively referred to as “Developments”), are commissioned by the Company and considered “works made for hire” to the greatest extent permitted under the copyright laws of the United States and are the sole and exclusive property of the Company.

8. Return of Property. Upon termination of this Agreement or at such other reasonable times requested by the Company, the Consultant agrees to promptly deliver to the Company all Company property, regardless of the form or media, provided to the Consultant in connection with the Services or created by the Consultant in connection with the Services, and to refrain from making, retaining or distributing copies thereof except in connection with performance of the Services.

9. Non-Solicitation. During the Term (and any extension thereof), and for a six month period thereafter, the Consultant shall not, directly or indirectly, whether on behalf of himself or anyone else: (i) induce or attempt to induce a business associate of the Company to refrain from doing business with the Company; (ii) use for his benefit or disclose the name and/or requirements of any such business associate to any other person or persons, natural or corporate; or (iii) solicit any of the employees of the Company to leave the employ of the Company or hire anyone who is an employee of the Company or has worked for the Company during the previous 12 months.

10. Non-Competition. During the Term (and any extension thereof), and for a six month period thereafter, the Consultant shall not directly or indirectly (i) serve as a partner, principal, shareholder, licensor, licensee, employee, officer, director, manager, agent, representative, advisor, promoter, associate, investor, or otherwise for any Competitive Business (as defined below), (ii) build, design, finance, acquire, lease, operate, manage, control, invest in, work, or consult for or otherwise join, participate in, or affiliate himself with, any Competitive Business or (iii) take any preparatory steps with respect to any of the foregoing. The foregoing covenant shall cover the Consultant’s activities in every part of the world in which the Consultant provided services or had a material presence or influence. The foregoing shall not apply to the Consultant’s ownership of shares in a publicly-traded entity in which the Consultant does not materially participate and in which the Consultant’s ownership interest is one percent (1%) or less. “Competitive Business” means any business that is developing a synthetic cannabinoid drug for the treatment of any medical condition.

11. Certain Remedies. The Consultant acknowledges and agrees that the restrictions contained in Sections 5, 7, 8, 9 and 10 of this Agreement are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of any of the restrictions will result in immediate and irreparable injury to the Company for which monetary damages will not be an adequate remedy. The Consultant further agrees that, in addition to enforcing this restriction, the Company may have other rights and remedies under common law or applicable laws relating to the protection of trade secrets. In the event of a breach or threatened breach by the Consultant of Sections 5, 7, 8, 9 or 10 of this Agreement, the Consultant agrees that the Company, in addition to any other legal and equitable remedies available to them, will be entitled to provisional and injunctive relief from an appropriate forum. The Consultant further agrees that no bond will be required to be posted by the Company in connection with any such application for provisional or injunctive relief. The Consultant acknowledges and agrees that the Company may pursue any remedy available to it, concurrently or consecutively in any order, and the pursuit of one such remedy will not be deemed to be an election of remedies or waiver of the right to pursue any other remedy.

12. Binding Agreement; Assignment. The rights and obligations of the parties under this Agreement inure to the benefit of and are binding upon the heirs, administrators, executors, successors, and assigns of the parties; provided that the obligations and duties of the Consultant hereunder may not be assigned or delegated. The Company may assign this Agreement without the Consultant’s consent.

13. Waiver. No waiver by either party of any breach or non-performance of any provision or obligation of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement.

14. Governing Law and Venue. This Agreement shall be governed, interpreted, and construed exclusively according to the laws of the Commonwealth of Massachusetts. The parties agree that the exclusive venue for the resolution of any dispute arising from this Agreement shall be in the state and federal courts located in the Commonwealth of Massachusetts.

15. Headings, References, Pronouns, Construction, etc. Captions and section headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it. All singular terms used herein include the plural and vice versa. All pronouns used herein are deemed to cover all genders. The language in this Agreement will be deemed the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the Services, and this Agreement may be modified only by an agreement in writing signed by both of the parties.

17. Severability. If any provision of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement and of such term and condition, except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same agreement. Signature by facsimile or electronic copy is valid and will be effective upon receipt.

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IN WITNESS WHEREOF, the parties hereto have executed or caused this Consulting Agreement to be duly executed as of the day and year written below. Provided that Consultant does not revoke or rescind his execution and acceptance of either of the Agreements, this Consulting Agreement shall become effective on the 8th business day following the date that Consultant executes and delivers the Agreements to the Company.

Agreed to and accepted on this 31st day of March, 2019.

/s/ Mark A. Tepper
Mark A. Tepper

Agreed to and accepted on this 31st day of March, 2019.

CORBUS PHARMACUETICALS HOLDINGS, INC.

By:	/s/ Yuval Cohen
Name:	Yuval Cohen
Title:	Chief Executive Officer

[Consulting Agreement]